NEWS FROM TRANS-LUX
26 Pearl Street  Norwalk CT  06850


FOR IMMEDIATE RELEASE

For Further Information
Contact: Angela D. Toppi
Executive Vice President & CFO
203.642.5903



               TRANS-LUX REPORTS YEAR-END, FOURTH QUARTER RESULTS
                        AND GOING CONCERN QUALIFICATION


NORWALK, CT, April 15, 2010 - Trans-Lux Corporation (NYSE Amex: TLX), a leading supplier of programmable electronic information displays, today reported financial results for the fourth quarter and year ended December 31, 2009. Trans-Lux President and Chief Executive Officer J. M. Allain made the announcement.

Year Ended December 31, 2009 - Continuing Operations
Revenues for 2009 totaled $28.5 million, down from $36.7 million at the end of 2008. Net loss from continuing operations at year-end was $8.8 million ($-3.81 per share), compared with a loss of $4.6 million ($-2.00 per share) in 2008. This year's loss includes the write-off of a $2.7 million note receivable related to the former Norwalk, Connecticut facility that the Company sold in 2004, an $0.8 million charge related to the Company's pension plan and supplemental retirement plan, a $0.5 million charge for foreign currency translation and a $0.2 million charge for legal fees relating to the settlement of a lawsuit. The Company recorded negative cash flow for year-end 2009 of $1.1 million from continuing operations including the write-off, as defined by EBITDA, compared with positive cash flow of $4.6 million for the same period in 2008. In addition, the Company's independent registered public accounting firm included an explanatory paragraph in their opinion in connection with the audit relating to the uncertainty regarding the Company's ability to continue as a going concern. Despite such qualification, the Company's senior lender has extended the term of its bank loans to May 1, 2011, but will monitor any action by holders of subordinated indebtedness who cannot receive payment if there is an event of default under such bank loan.

"The Company and our markets experienced significant change over the last year and we have taken steps to retool our operations to concentrate on the LED and digital signage market. The Company continues to manage a plan to improve operating results and is seeking ways to reduce costs of components and other expenses to improve sales margins and look at ways to lower overhead costs," said Mr. Allain. "We are taking measures to capitalize on new business opportunities and have already secured several substantial new orders during the first quarter of 2010."

Fourth Quarter 2009
Fourth quarter revenues were $5.3 million, down from $7.4 million in 2008. Trans-Lux reported a net loss from continuing operations of $3.1 million ($-1.31 per share) during the fourth quarter, compared with a net loss of $1.3 million ($-0.58 per share) during the same period the prior year. Several one-time charges affected the fourth quarter 2009 loss, including an $0.8 million charge related to the Company's pension plan and supplemental retirement plan, a $0.2 million charge for legal fees relating to the settlement of a lawsuit and a $0.1 million charge for foreign currency translation. Last year's fourth quarter loss included a $0.2 million charge for goodwill impairment relating to a 1995 acquisition in the outdoor commercial business offset by a $0.5 million foreign currency translation gain. The Company had negative cash flow from continuing operations, as defined by EBITDA, of $1.3 million for the quarter, compared with positive cash flow of $440,000 during the fourth quarter of 2008.

Discontinued Operations
As previously reported, the Company sold the assets of its Entertainment Division on July 15, 2008 for a purchase price of $24.5 million; $7.4 million paid in cash, $0.4 million in escrow and $16.7 million in assumption of debt, which included $0.3 million of debt of its joint venture, MetroLux Theatres. As a result of the sale, in the second quarter of 2008, the Company recorded long-lived asset impairment charges of $2.8 million, as well as $2.0 million in disposal costs. The net proceeds from the sale were used to prepay the term loan under the Credit Agreement with the Company's senior lender. A total of $22.4 million of long-term debt had been paid down or assumed by the buyer as a result of the sale and the Company was released from liability on the assumed debt.

About Trans-Lux
Trans-Lux is a leading designer and manufacturer of digital signage display solutions for the financial, sports and entertainment, gaming and leasing markets. With a comprehensive offering of LED Large Screen Systems, LCD Flat Panel Displays, Fair-Play branded Scoreboards, Trans-Lux delivers comprehensive digital signage solutions for any size venue's indoor and outdoor display needs. For more information, please visit our web site at www.trans-lux.com.
                                                   -----------------

(Table of Operations attached)

                                      ###

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 The Company may, from time to time, provide estimates as to future performances. These forward-looking statements will be estimates and may or may not be realized by the Company. The Company undertakes no duty to update such forward-looking statements. Many factors could cause actual results to differ from these forward-looking statements, including loss of market share through competition, introduction of competing products by others, pressure on prices from competition or purchasers of the Company's products, interest rate and foreign exchange fluctuations, terrorist acts and war.

Trans-Lux / 4

                                         TRANS-LUX CORPORATION

                                          TABLE OF OPERATIONS
                                              (Unaudited)

<CAPTIONS>
                                                       THREE MONTHS ENDED         YEAR ENDED
                                                           DECEMBER 31            DECEMBER 31
                                                       ------------------     ------------------

 (In thousands, except per share data)                    2009       2008        2009       2008
                                                       ------------------     ------------------
Revenues                                               $ 5,330    $ 7,422     $28,548    $36,683
                                                       ------------------     ------------------
Loss from continuing operations                         (3,054)    (1,348)     (8,795)    (4,616)
Income (loss) from discontinued operations                  --         44          --     (3,426)
                                                       ------------------     ------------------
Net loss                                               $(3,054)   $(1,304)    $(8,795)   $(8,042)
                                                       ==================     ==================

Calculation of EBITDA:
   Net loss from continuing operations                 $(3,054)   $(1,348)    $(8,795)   $(4,616)
   Interest expense, net                                   431        338       1,693      1,527
   Income tax expense                                      (88)       (76)         54      1,306
   Depreciation and amortization                         1,444      1,526       5,983      6,398
                                                       ------------------     ------------------
EBITDA from continuing operations (1)                   (1,267)       440      (1,065)     4,615

   Effect of discontinued operations                        --         72          --     (2,908)
                                                       ------------------     ------------------
Total EBITDA (1)                                       $(1,267)   $   511     $(1,065)   $ 1,707
                                                       ==================     ==================

(Loss) income per share - basic and diluted
   Continuing operations                               $ (1.31)   $ (0.58)    $ (3.81)   $ (2.00)
   Discontinued operations                                  --       0.01          --      (1.49)
                                                       ------------------     ------------------
   Total loss per share                                $ (1.31)   $ (0.57)    $ (3.81)   $ (3.49)
                                                       ==================     ==================

Average common shares outstanding - basic and diluted    2,324      2,307       2,311      2,307

(1) EBITDA is defined as earnings before effect of interest, income taxes, depreciation and amortization.  EBITDA is presented here because it is a widely accepted financial indicator of a company's ability to service and/or incur indebtedness.  However, EBITDA should not be considered as an alternative to net income or cash flow data prepared in accordance with accounting principles generally accepted in the United States or as a measure of a company's profitability or liquidity.  The Company's measure of EBITDA may not be comparable to similarly titled measures reported by other companies.